                                                                    Exhibit 11.1
                                                                     (1998 10-K)

                          FIRST NORTHERN CAPITAL CORP.

                   COMPUTATION OF NET INCOME PER COMMON SHARE



                                                                        YEAR ENDED DECEMBER 31,
                                                           -----------------------------------------------
                                                               1998             1997              1996
                                                           ------------     ------------      ------------
         BASIC:
         Weighted average common shares
           outstanding during each period                     8,851,486        8,834,937         8,922,526
                                                              =========        =========         =========


         DILUTED:
         Weighted average common shares
           outstanding during each period                     8,851,486        8,834,937         8,922,526
         Incremental share relating to:
           Dilutive stock options outstanding at
           end of each period (1)                               241,167          245,300           207,918
                                                             ----------       ----------        ----------

                                                              9,092,653        9,080,237         9,130,444
                                                              =========        =========         =========

         NET INCOME FOR EACH PERIOD                          $6,829,000       $6,036,000        $3,283,000


         NET INCOME PER COMMON
           SHARE AMOUNTS:

          Basic                                                   $0.77            $0.68             $0.37
          Diluted                                                 $0.75            $0.66             $0.36



     Notes:
       (1) Based on treasury stock method using average market price.